UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2018

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices, with zip code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01                                           Other Events

On January 9, 2018, Depomed, Inc., a California corporation (the “Company”) consummated the transactions contemplated by the Commercialization Agreement, dated as of December 4, 2017, by and among the Company, Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), and Collegium NF, LLC, a Delaware limited liability company and wholly owned subsidiary of Collegium (the “Commercialization Agreement”).  Pursuant to the Commercialization Agreement, the Company granted Collegium rights to commercialize NUCYNTA® Extended Release and NUCYNTA® Immediate Release, including certain generics authorized by the Company and line extensions (collectively, “NUCYNTA”). At the closing, the parties entered into an amendment of the Commercialization Agreement.

Upon the consummation of the Commercialization Agreement, the Company received an upfront cash payment of $10,000,000 from Collegium.  During the term of the Commercialization Agreement, the Company will receive royalties on all NUCYNTA revenues based on achievement of certain net sales thresholds.  The Company is guaranteed minimum royalty payments through December 31, 2021, and thereafter will continue to receive royalties on NUCYNTA revenues, so long as no third party has initiated wholesale or retail sales of generic versions of the products.

The description of the Commercialization Agreement and its contemplated transactions is set forth in the Company’s Current Report on Form 8-K filed on December 4, 2017 and is qualified in its entirety by the full text of the Commercialization Agreement and the amendment thereto, which the Company expects to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: January 10, 2018
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel